Exhibit 99.1

Akerna Announces Corporate Restructuring

Consolidation, Headcount, and Reductions Expected to Yield Material Annualized Cost Savings, effective July 1, 2022\

Denver, CO — May 27, 2022 — Akerna Corp. (Nasdaq: KERN) (“Akerna”), a leading enterprise software company and developer of one of the most comprehensive technology infrastructures, ecosystems, and compliance engines powering the global cannabis industry, today announced that the Company is implementing a plan to reduce its workforce and operating costs in order to focus its resources, accelerate its path to profitability, and create stakeholder value.

“Our sales performance in 2022 has thus far met our expectations. We believe we are showing signs of progress with revenue now at a run rate of $27m at last filing,” commented Jessica Billingsley, Akerna’s Chief Executive Officer. “While we believe we can continue to grow revenue and continue to reduce expenses over time, we have made the decision to focus our initiatives on our enterprise business and new market expansion of our SMB business, at least until the market conditions and the regulatory environment are in more favorable territory.

“We can see a path to positive cash flows and profitability, and the board and the management team are committed to getting there on an accelerated timetable. While we continue to deal with liquidity concerns, our headcount reduction and additional cost savings measures represent a material annual cost savings. As part of this restructure, executive leadership team has also collectively agreed to a 25% reduction in salary to help support the company’s cost savings initiatives. As we noted on our last earnings call, bookings have been strong and our CARR is $21.1 million, and we are looking to continue to grow our top-line through a combination of enterprise wins as well as the opportunity we see in new market expansion from the SMB side of the business,” added Ms. Billingsley.

As a result of the corporate restructuring, the company anticipates reporting $690,000 in total costs in its second quarter of 2022 to implement the reduction in force, including the following cost elements: $630,000 in severance and associated payroll taxes; $40,000 in legal costs; and $20,000 in employee insurance benefits. Of the total cost, $440,000 in salaries, payroll taxes and benefits costs would have been reported in its second quarter if the reduction in force had not been implemented.

Forward-Looking Statements

Certain statements made in this report are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements include but are not limited to statements regarding our believe that we can continue to grow revenue and reduce costs, our belief that there is a pathway to positive cash flows and profitability, our belief that we can grow our top-line through enterprise wins and expansion into new markets and any statement regarding the future operating results of the Company. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others that may affect actual results or outcomes, include our ability to continue as a going concern given our current liquidity risks and the risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under the heading “Risk Factors” in the Company’s latest annual report on Form 10-K filed on March 31, 2022 and in its subsequent reports. You are cautioned not to place undue reliance on forward-looking statements. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein.

About Akerna

Akerna (Nasdaq: KERN) is an enterprise SaaS company focused on compliantly serving the cannabis, hemp, and CBD industry. First launched in 2010, Akerna has tracked more than $30 billion in cannabis sales to date and is the first cannabis software company listed on Nasdaq. Using connected data and information to propel the cannabis industry forward, Akerna empowers businesses, governments, patients, and consumers to make smart decisions.

The Company’s cornerstone technology, MJ Platform, one of the world’s leading cannabis infrastructure as a service platform, powers retailers, manufacturers, brands, distributors, and cultivators. Akerna also offers a complete suite of professional consulting services and data analytics for businesses as well as solo sciences, Leaf Data Systems, Trellis, Ample Organics, Viridian Sciences and 365 Cannabis.

To be included on the Company’s email distribution list, please sign up at https://ir.akerna.com/news-events/email-alerts

For more information, visit https://www.akerna.com/.

Contacts:

Media

Georgia Jablon (georgia.jablon@akerna.com)

Investor

Peter Seltzberg, 516-419-9915, peters@coreir.com